BY-LAWS

                                      OF

                        DIALYSIS CORPORATION OF AMERICA

                            a Florida corporation

                                _______________


                                   ARTICLE I

                                    OFFICES

     1.1  Principal Office.  The principal office shall be located in the
          ----------------
City of Linthicum, County of Anne Arundel and State of Maryland.

     1.2  Other Offices.  Dialysis Corporation of America (the "Company") may
          -------------
have other offices, either within or outside the State of Florida, at such place or places as the Board of Directors (the "Board") may from time to time determine.


                                   ARTICLE II

                                 CORPORATE SEAL

     2.1  Seal.  The corporate seal shall be circular in form and shall have
          ----
inscribed thereon the name of the Company, the year of its incorporation and the words "Corporate Seal, Florida."


                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

     3.1  Place of Meeting.  All meetings of the shareholders shall be held
          ---------------
at the office of the Company in the City of Linthicum, State of Maryland, or at such other place as may be designated by the Board.

     3.2  Annual Meetings.  The annual meeting of shareholders shall be held
          ---------------
on any day other than a Sunday or a legal holiday during the month of May, or at such other date as may be determined by the Board. At such meeting the directors or the appropriate class of directors for the ensuing year shall be elected in accordance with the Company's Articles of Incorporation, as amended ("Articles of Incorporation") and these By-Laws, as amended ("By-Laws"). Any general business pertaining to the affairs of the Company may be transacted at an annual meeting without special notice. The directors or particular class(es) of the Classified Board, if such exists at the time, shall be elected at the annual meeting of the shareholders by plurality vote of the shareholders present in person or by proxy at such meeting and entitled to vote.

     3.3  Special Meetings.  Special meetings of the shareholders may be
          ----------------
called for any purpose, unless otherwise permitted by statute, by the Chairman of the Board, the President or by the Board, pursuant to a resolution adopted by a majority of the entire Board, either upon motion of a director, or upon the written request of the holders of at least 50% of all the outstanding stock entitled to vote thereat, voting together as a single class. Any request for a special meeting of shareholders shall state the purpose or purposes of the special meeting and no business other than that specified in the Notice of Meeting shall be transacted at any special meeting.

     3.4  Fixing Date For Determination Of Shareholders Of Record.  For the
          -------------------------------------------------------
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of shareholders, which date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed then the record date shall be as follows:
(a) for determining shareholders entitled to notice of or to vote at the meeting of shareholders, the close of business on the day next preceding the day on which the meeting is held; (b) for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, the day on which the first written consent is expressed, and (c) for determining shareholders for any other purpose, the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     3.5  Notice.  Notice of the annual meeting of shareholders shall be
          ------
mailed or otherwise given to each holder of record of the stock entitled to vote thereat, at his address, as the same appears on the books of the Company, at least 10 days but not more than 60 days prior to such meeting. Such notice need not specify the business to be transacted.

     Written or printed notice of each special meeting of shareholders, stating the place, day and hour of such meeting and business proposed to be transacted thereat, shall be mailed, postage prepaid, or otherwise given to each holder of record of the stock entitled to vote thereat, at his address as the same appears on the books of the Company, at least 10 days but not more than 60 days prior to such meeting.

     Whenever any notice is required to be given under the provisions of any law of the State of Florida or under the provisions of the Articles of Incorporation of this Company or by these By-Laws, waiver thereof in writing, signed by the person or persons entitled to such notice, or by his or their proxy or proxies, whether before or after the time fixed for the giving of such notice, shall be deemed equivalent to such notice. If a person or persons entitled to notice of a meeting shall attend such meeting, either in person or by proxy, such attendance shall constitute a waiver of notice of the meeting, except when the shareholder objects to the holding of the meeting because the meeting may not have been lawfully called or convened and the transaction of any business at the meeting.

     If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock books of the Company, with postage thereon prepaid.
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting.

     3.6  Quorum.  Except as otherwise required by law, by the Articles of
          ------
Incorporation of this Company, or by these By-Laws, the presence, in person or by proxy, of shareholders entitled to cast a majority in number of the aggregate number of votes to which the common stock or other equity interests of the Company shall be entitled, shall constitute a quorum of all meetings of the shareholders. In any case, where the presence of the aforesaid number of the holders of common stock or other equity interests of the Company shall be necessary to constitute a quorum, and if such number shall not be represented at any meeting, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock (which term throughout includes other equity interests entitled to vote) shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     3.7  Manner of Acting.  When a quorum is present at any meeting, the
          ----------------
affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a different vote is required by law or the Articles of Incorporation, in which case such express provision shall govern.

     3.8  Organization.  The Chairman of the Board, or in his absence, the
          ------------
President or any Vice President shall call meetings of shareholders to order and act as Chairman of such meetings. In the absence of said officers, any shareholder entitled to vote at that meeting, or any proxy of any such shareholder, may call the meeting to order and a chairman shall be elected by a majority of the shareholders entitled to vote at that meeting. In the absence of the Secretary or any Assistant Secretary of the Company, any person appointed by the Chairman shall act as Secretary of such meetings.


     3.9  Agenda and Procedure.  The Board shall have the responsibility of
          --------------------
establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The Chairman shall be charged with the orderly conduct of all meetings; provided however, that in the event of any difference in opinion with respect to the proper cause of action which cannot be resolved by reference to statute, or to the Articles of Incorporation or these By-Laws, Robert's Rules of Order (as last revised) shall govern the disposition of the matter.

     3.10  Informal Action By Shareholders.  Unless otherwise provided in the
           -------------------------------
Articles of Incorporation, any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, provided that a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than 66 2/3% or such higher percentage of the outstanding stock entitled to vote thereon as may be required by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would required the filing of a certificate with the Secretary of State of Florida under the Florida Business Corporation Act if such action had been voted on by shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required under law concerning any vote of shareholders, that written consent has been given in accordance with the provision of law and that written notice has been given as provided by law.

     3.11  Proxies.  Any shareholder entitled to vote at any meeting of
           -------
shareholders may be represented and vote thereat by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date to more than three months prior to such meeting, unless such proxy shall, on its face, provide a longer period in which it is to remain in force.

     3.12  Vote by Ballot.  The Secretary shall prepare at least 10 days
           --------------
prior to each election of directors, a complete list of the shareholders entitled to vote, arranged in alphabetical order, with the residence of and the number of voting shares held by each shareholder, which shall be open for the examination of any shareholder, at the place where said election is to be held, for 10 days prior to such election, and shall be kept available for the inspection by any shareholder during the whole time of the election.

     Each shareholder shall have one vote for each share of stock having voting power and registered in his name on the books of the Company. Cumulative voting shall not be allowed.

     3.13  Voting of Shares by Certain Holders.  Persons holding stock in a
           -----------------------------------
fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Company the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Company is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall be as set forth in the Florida Business Corporation Act.

     3.14  Inspectors.  The Chairman of the meeting may at any time appoint
           ----------
one or more inspectors to serve at a meeting of the shareholders. Such inspector(s) shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the Secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspector(s) does not need to be a shareholder of the Company, and any director or officer of the Company may be an inspector on any questions other than a vote for or against his election to any position with the Company or on any other question in which he may be directly interested.


                                   ARTICLE IV

                                    DIRECTORS

     4.1  Powers.  The business and affairs of the Company shall be managed
          ------
by or under the direction of its Board, except as otherwise provided in the Florida Business Corporation Act or the Articles of Incorporation.

     4.2  Number, Tenure and Qualification.  The number of directors of the
          --------------------------------
Company shall be as determined by the Board and shall be not fewer than two nor more than six. At least a majority of the members of the Board must be independent as that term is defined under the federal securities laws and the rules and regulations of FINRA, Nasdaq, applicable securities exchanges and other quasi-governmental and self-regulatory organizations. Directors shall be elected at annual meetings of shareholders and, to the extent provided in the Company's Articles of Incorporation, may be elected in classes at each classes' respective annual meeting of shareholders. Each director shall hold office until his successor shall have been elected and qualified or until the earliest of his death, resignation or removal. Directors need not be residents of Florida or shareholders of the Company.

     Any amendment or repeal of any provision or all provisions of this
Article IV, Section 4. 2, or the adoption of any provision inconsistent with any provision or all provisions of this Article IV, Section 4.2, shall, in addition to any other vote or approval required by law or by these By-Laws or by the Articles of Incorporation, require the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote thereon and at least a majority, not including shares owned by interested shareholders as defined in
Section 607.0901 of the Florida Business Corporation Act, or any successor provision thereto, of the outstanding shares of each class of stock entitled to vote thereon.

     The number of directors may be changed at any time and from time to time by vote at a meeting or by written consent of the shareholders entitled to vote on the election of directors as otherwise provided in these By-Laws, in particular but not limited to Section 3.10 of Article III, and Section 4.2 of this Article IV, and as otherwise permitted in the Articles of Incorporation of the Company, or by resolution of the Board passed by a majority of the entire Board, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed for cause at the time of such decrease. Whenever the authorized number of directors is increased between annual meetings of the shareholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

     4.3  Term of Offices.  Except as otherwise provided in the Articles of
          ---------------
Incorporation of the Company, each director shall be elected to serve until the next annual meeting of shareholders voting for directors, and if classes of directors have been elected, then of his particular class of directors, and until his successor is chosen and qualified.

     4.4  Removal.  At any annual or special meeting of the shareholders duly
          -------
called, as provided in the Articles of Incorporation of the Company and in these By-Laws, any director or the entire Board may be removed from office only for cause and only by a vote of the holders of at least 75% of the voting power all the shares of stock outstanding and entitled to vote generally in the election of the directors, voting together as a single class, and his successor or their successors may be elected at such meeting, or the remaining directors may, in the absence of such election, fill any vacancies created by such removal.

     4.5  Meetings.  A regular meeting of the Board shall be held without
          --------
notice immediately following and at the same place as the annual shareholders meeting for the purposes of electing officers and conducting such other business as may come before the meeting. If an election of directors occurs by written consent in lieu of the annual meeting of shareholders, the annual meeting of the Board shall take place as soon after such written consent is duly filed with the Company as is practicable, either at the next regular meeting of the Board or at a special meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

     A special meeting of the Board may be called at any time by the Chairman of the Board, or the Chief Executive Officer, or if he is unavailable, by the President, or by the Secretary upon the written request of not less than a majority of the Board, for any purpose. Such meeting shall be held upon not less than 24 hours notice whether given orally (either by telephone or in person) or by telegram or by depositing the same in the United States mails, postage prepaid. Such notice shall specify the time, place and purposes of the special meeting.

     4.6  Place of Meeting.  The Board may hold its meetings and have one or
         ----------------
more offices and keep the books of the Company (except such as are required by law to be kept within the State of Florida) either within or outside of the State of Florida at such place or places as it may from time to time determine.

     4.7  Quorum and Powers of a Majority.  At all meetings of the Board, a
          -------------------------------
majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board, except as specifically required by statute or by the Articles of Incorporation of the Company or by these By-Laws. If less than a majority of directors is available and present at such meeting, a majority of such directors present may adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present.

     4.8  Compensation.  Unless otherwise restricted by the Articles of
          ------------
Incorporation or these By-Laws, the Board, upon the recommendations of the Compensation Committee, which recommendations the Board may modify, shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, for attendance at such meetings of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefore. Members of any committee of the Board may be allowed like compensation for attending committee meetings.

     4.9  Nominations; Notices.  Nominations for the election of directors
          --------------------
may be made by the Board upon the recommendation of the Nominating Committee or by any shareholder entitled to vote for the election of directors. Nominations by the Board upon the recommendation of the Nominating Committee may be made by oral or written notice delivered to the Secretary of the Company by any officer or director on behalf of the Board at any time prior to or at any meeting of the shareholders at which directors are to be elected. Each notice of nomination of directors by the Board shall set forth the names of the nominees. Nominations by shareholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than 60 days nor more than 90 days prior to any meeting of the shareholders at which directors are to be elected; provided, however, that if less than 60 days' notice of the meeting is given to shareholders, written notice of nominations of directors by shareholders shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Nominations by shareholders for directors to be elected by written consent of shareholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first solicitation of any written consents of shareholders for the election of those nominees. Each notice of nomination of directors by a shareholder of the Company shall set forth (a) the name, age, business address and, if known, residence address of each nominee proposed in that notice, (b) the principal occupation or employment of each such nominee for the five years preceding the date of the notice, (c) the number of shares of stock of the Company that are beneficially owned by each nominee, (d) any arrangement, affiliation, association, agreement or other relationship of the nominee with any shareholder, officer, director or other person affiliated with of the Company, (e) consent of the nominee to serve as a director, (f) the name and address of the shareholder proposing the nominee and the home(s) and address(es) of any other shareholder(s) known to the proposing shareholder to be supporting such nominee, and (g) the number of shares of each class of securities of the Company owned by the shareholder(s) named in subparagraph (f) of this Section
4.9. The Chairman of any meeting of shareholders of the Company may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     4.10  Vacancies.  Any director may resign at any time by giving written
           ---------
notice to the Company. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make if effective. Any vacancy or newly created directorship resulting from an increase in the authorized number of directors may be filled by the affirmative vote of the majority of directors then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election, or if classes of directors then exist, then to the next annual election relating to the class of directors to which he is filling, and until his successor is duly elected and qualified, unless sooner displaced. If at any time, by reason of death, resignation or other cause, the Company should have no directors in office, then an election of directors may be held in the manner provided by law. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill any vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next annual election or if classes of directors then exist, then to the next annual election relating to the class of directors to which he is filling, and until his successor is duly elected and has qualified.

     4.11  Informal Action by Directors.  Unless otherwise restricted by the
           ----------------------------
Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     4.12  Meetings by Telephone.  Unless otherwise restricted by the
           ---------------------
Articles of Incorporation or these By-Laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.


                                   ARTICLE V

                              EXECUTIVE COMMITTEE

     5.1  Powers.  The Board may designate two or more of their number,
          ------
including the Chief Executive Officer or any other member of senior management, to constitute an Executive Committee to serve at the pleasure of the Board. The Board is authorized to remove at any time, without notice, any member of the Executive Committee, and elect another member in his place and stead.

     The Board may delegate to such Committee any or all of the powers of the Board in the management of the business and affairs of the Company and may from time to time extend, modify, curtail or restrict the powers so delegated; and the Board may authorize the seal of the Company to be affixed to all papers which may require it; but no such Committee shall have the power or authority to amend the Articles of Incorporation to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets, to recommend to the shareholders a dissolution of the Company or a revocation of a dissolution, or to amend the By-Laws of the Company; and, unless the resolution expressly so provides, no such Committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     5.2  Meetings.  The Executive Committee may meet at stated times, on not
          --------
less than 24 hours' notice given personally or mailed or telegraphed to all by any one of their own number. During the intervals between meetings of the Board, the Executive Committee shall advise with and aid the officers of the Company in all matters concerning the interest and management of its business.

     5.3  Minutes.  The Executive Committee shall keep regular minutes of its
          -------
proceedings and report the same to the Board when requested.


     5.4  Alternate Members.  The Board may designate one (1) or more
          -----------------
directors as alternate members of any Executive Committee, who may replace at any meeting of such Committee any absent member or member disqualified from voting. In the absence or disqualification from voting of a member of the Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member; but vacancies in the membership of the Executive Committee shall be filled by the Board at a regular meeting or at a special meeting called for such purpose.

     5.5  Action Without Meeting.  Any action of the Board or of any
          ----------------------
Committee thereof, which is required or permitted to be taken at a meeting, may be taken without a meeting if written consent to the action signed by all of the members of the Board or of the Committee, as the case may be, is filed in the minutes of the proceedings of the Board or the Committee prior to the taking of such action.


                                   ARTICLE VI

                              OFFICERS; AUTHORITY

     6.1  Generally.  The officers of the Company shall include a Chief
          ---------
Executive Officer, a President, a Secretary and a Treasurer, and may include a Chairman of the Board, one or more Vice-Presidents, a Chief Financial Officer, a Chief Operating Officer, a Chief Accounting Officer, a Controller, and such other senior management, executive and subordinate officers as may from time to time be appointed by the Board. Any officer may hold more than one position with the Company. Officers shall be elected by the Board, which shall consider that subject at its first meeting after every annual meeting of shareholders, or at such time an officer position requires fulfillment and approval. No officer, except the Chief Executive Officer, need be a director. Any number of offices may be held by the same person, but no officer shall attest, acknowledge or verify any instrument in more than one capacity.

     6.2  Term of Office.  The officers hereinbefore mentioned shall hold
          --------------
office for one year or until their successors are chosen and qualified or until his earlier resignation or removal. Any vacancy occurring among the officers shall be filled by the Board, but the person so elected to fill the vacancy shall hold office only until the first meeting of the Board after the next annual meeting of shareholders and until his successor is chosen and qualified.

     6.3  Agents.  The Board may appoint such agents as it may deem
          ------
necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     6.4  Salaries.  The salaries, emoluments, compensation and reimbursement
          --------
of all officers and agents of the Company shall be fixed by the Board, upon the recommendations of the Compensation Committee, which recommendations the Board may modify. Any awards or grants of stock, cash, options, performance or other awards or grants shall be fixed by the Board upon the recommendations of the Compensation Committee, which recommendations the Board may modify, except as such awards or grants may be specifically authorized for issuance under any stock, option, compensation, benefit, retirement or similar plan of the Company.

     6.5  Removal.  Any officer or agent elected, appointed or chosen by the
          -------
Board may be removed at any time by the affirmative vote of a majority of the Board, with or without cause, whenever in its judgment the best interests of the Company will be served thereby.

     6.6  Voting Shares in Other Corporations.  Unless otherwise directed by
          -----------------------------------
the Board, the person deputized by the Board shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Company may hold securities and otherwise to exercise and all rights and powers which this Company may possess by reason of its ownership of securities in such other corporation.

     6.7  Vacancies.  Any officer may resign at any time upon written notice
          ---------
to the Company. Such resignation shall take effect at the time stated therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by death, resignation, removal or otherwise shall be filed by the Board for the unexpired portion of the term. If any officer shall be absent or unable for any reason to perform his duties, the Board, to the extent not otherwise consistent with these By-Laws or law, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or assistant officer as seems advisable to the Board.

     6.8  Authority and Duties of Officers.  The officers of the Company
          --------------------------------
shall have the authority and shall exercise the powers and perform the duties specified below, and as may be otherwise specified by the Board or by these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law, and in cases where the duties of any officer or agent are not prescribed by these By-Laws or by the Board such officer or agent shall follow the orders and instructions of (a) the President, and if a Chairman of the Board is elected, then (b) the Chairman of the Board.


                                   ARTICLE VII

                         OFFICER FUNCTIONS AND DUTIES


     7.1  Chief Executive Officer.  The Chief Executive Officer shall have
          -----------------------
the general and active management of the business of the Company and general and active supervision and direction over the other officers (except those, if any, on an equal traunche with the Chief Executive Officer as delineated by the Board), agents and employees and shall see that their duties are properly performed. He shall perform all duties incident to the office of Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board. The Chief Executive Officer may enter into and execute in the name of the Company, contracts or other instruments similar to and as provided for the Chairman of the Board. The Chief Executive Officer shall not be the Chairman of the Board.

     The Chief Executive Officer shall report and be subject at all times to the control of the Board. He shall present an annual budget to the Audit Committee for its approval and recommendation to the Board. The Chief Executive Officer shall be responsible for (or direct the same under his supervision) the design, implementation and assessment of internal control over financial reporting and the Company's disclosure controls and procedures. He shall be responsible for the certifications regarding the Company's financial statements required by governmental, quasi-governmental and self-regulatory authorities for filing with the Company's financial statements.

     7.2  President.  The President shall be the general manager, and may be
          ---------
the Chief Executive Officer of the Company and shall have general and active supervision and direction over the business and affairs of the Company and over its several officers, subject, however, to the direction and approval of the Chairman of the Board and the control of the Board. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or these By-Laws. In the event of the absence, death, inability or refusal to act by the President, the Chairman of the Board shall act as the President until a new President is appointed by the Board. The Chairman of the Board in so acting as President shall perform the duties and be vested with the authority of the President.

     7.3  Vice President.  The Executive Vice President, if any, and each
          --------------
Vice President, shall have such powers and perform all such duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer unless otherwise provided by the Board.

     7.4  Chief Financial Officer.  The Chief Financial Officer is
          -----------------------
responsible for the Company's financial concepts, analysis, presentation, statements and reporting. He shall have similar responsibilities relating to internal control over financial reporting, disclosure controls and procedures, and for the certifications regarding these matters and the Company's financial statements as does the Chief Executive Officer. He shall be responsible for coordinating the financial requirements stated in this Section with the Company's independent auditors.

     7.5  Chief Operating Officer.  The Chief Operating Officer shall be
          -----------------------
responsible for the overall day-to-day operations of the Company and its personnel. He shall report to the Chief Executive Officer. The Chief Operating Officer shall perform other duties as may be assigned to him by the President, Chief Executive officer and the Board of Direct ors.

     7.6  Chief Accounting Officer; Controller.  The Chief Accounting Officer
          ------------------------------------
or Controller shall be responsible for the overall accounting, recordation, and books and records of the Company, and such other duties as the President, Chief Executive Officer and Chief Financial Officer shall assign to him.

     7.7  Treasurer.  The Treasurer shall have the custody of the corporate
          ---------
funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the

Company. He shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositories as may be designated by the Board.

         7.7.1  Disbursements.  The Treasurer shall disburse the funds of the
                -------------
Company as may be ordered by the Board, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer and directors, including the Audit Committee, at their meetings an account of all his transactions as Treasurer and of the financial condition of the Company.

         7.7.2  Bond.  The Treasurer shall give the Company a bond if
                ----
required by the Board, in a sum and with one or more securities satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Company in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Company.

     7.8  Assistant Treasurer.  The Assistant Treasurer shall perform all the
          -------------------
duties and responsibilities of the Treasurer on such occasion on which the Treasurer shall be unable to perform all the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned to him by the Board or by the Chief Executive Officer or the Treasurer.

     7.9  Secretary.  The Secretary shall attend all meetings of the Board
          ---------
and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board, and shall keep the seal of the Company in safe custody.
The Secretary shall perform such other duties as may be prescribed by the Board or by the Chief Executive Officer under whose supervision he shall be.

     7.10  Assistant Secretary.  The Assistant Secretary shall perform all
           -------------------
the duties and responsibilities of the Secretary on such occasions on which the Secretary shall be unavailable to perform the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned him by the Board or by the Chief Executive Officer or the Secretary.


                                   ARTICLE VIII

                      DUTIES OF OFFICERS MAY BE DELEGATED

     8.1  Delegation.  In case of the absence or disability of any officer of
          ----------
the Company, or for any other reason that the Board may deem sufficient, the Board, by majority vote, may delegate for that time being the powers or duties or any of them of such officer to any other officer or to any director or to any other person.


                                   ARTICLE IX

                             CHAIRMAN OF THE BOARD

     9.1  Responsibilities.  The Chairman of the Board shall preside at
          ----------------
meetings of shareholders and the Board, provide leadership to the Board, ensure the Chief Executive Officer and management are accountable for managing the Company in close alignment with the interests of shareholders, assist in establishing Company policies and objectives, and perform such other duties as the Board may prescribe which are reasonable and applicable to the position of Chairman of the Board.

     9.2  Contracts.  The Chairman of the Board may enter into and execute in
          ---------
the name of the Company, contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business, which are authorized either generally or specifically by the Board. He shall further be authorized to execute bonds, mortgages, and similar documents on behalf of the Company and shall affix the seal to any instrument requiring it, and when affixed, the seal shall be attested, if necessary, but the signature of the Secretary or the Treasurer, or any other officer authorized to do so by the Board.

     9.3  Inability To Act.  In the event of the inability of the Chairman of
          ----------------
the Board to act, or in his absence, the Board shall appoint such officer or other person to perform the duties of the Chairman of the Board until such time that the Chairman of the Board is able to perform his duties or is no longer absent. In so acting the newly appointed Chairman of the Board shall have and perform all the powers of, and be subject to all the restrictions upon the Chairman of the Board.


                                   ARTICLE X

                             CERTIFICATE OF STOCK

     10.1  Certificates.  Certificates of stock shall be issued in such form
           ------------
as may be approved by the Board. Each holder of stock in the Company shall be entitled to have a certificate signed in the name of the Company by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the Board.

     10.2  Consideration for Shares.  Shares shall be issued for such
           ------------------------
consideration (but not less than the par value thereof) as shall be determined from time to time by the Board. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the Board. Such consideration may consist, in whole or in part, of cash, personal property, real property, leases of real property, services rendered or to be rendered, or promissory notes, and shall be paid in such form, in such manner and at such times as the directors may require, all as consistent with the Florida Business Corporation Act.

     10.3  Issuance of Stock.  The capital stock issued by the Company shall
           -----------------
be deemed to be fully paid and nonassessable stock, if: (a) the entire amount of the consideration has been received by the Company in the form or forms set forth in Section 10.2 of this Article X and if any part of the consideration is in the form of a promissory note or other obligation, such note or obligation has been satisfied in full; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the Company in the form or forms set forth in Section 10.2 of this Article X and the Company has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the Board from issuing partly paid shares as described herein.

     The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefore. Upon the face or back of each stock certificate issued to represent any such partly paid shares the total amount of the consideration to be paid therefore and the amount paid thereon may be stated.

     The directors may from time to time demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the Board of Directors, require, not exceeding the whole, the balance remaining unpaid on said stock, and such sum so demanded shall be paid to the Company at such times and by such installments as the directors shall direct. The directors shall give written notice of the time and place of such payments, which notice shall be mailed to each holder or subscriber to his last know post office address at least 30 days before the time for such payment for stock which is not fully paid.


                                   ARTICLE XI

                               TRANSFER OF STOCK

     11.1  Transfer.  The Board shall have power and authority to make such
           -------
rules and regulations as they may deem expedient concerning the issue, registration and transfer of certificates of stock, and may appoint transfer agents or clerks and registrars thereof.

     11.2  Electronic Transfer.  The Board has approved the issuance,
           -------------------
registration and transfer of the Company's shares in book entry form, otherwise known as electronic registration and transfer, to ensure compliance with the Nasdaq (and other securities exchanges) rules for listing requirements for shares traded on that exchange, and for the Company's shares to be eligible in a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 to facilitate the electronic transfer of shares held pursuant to such program. Share certificates will not have to be issued, and in lieu thereof, Company shareholders will receive transaction advices and annual statements or similar reports from the Company and/or its transfer agent with a summary of their share holdings. Anything in this Section 11.2 notwithstanding, any shareholder may still request a certificate representing Company shares even if the Company's shares are Direct Registration Program eligible.


                                   ARTICLE XII

                         INDEBTEDNESS OF SHAREHOLDERS

     12.1  Lien.  The Company shall have a first lien on all the shares of
           ----
its capital stock and upon all dividends declared upon the same for any sum due to the Company, either on account of the subscription to its stock or for any other indebtedness due from the shareholder.

                                   ARTICLE XIII

                CLOSING OF TRANSFER BOOKS, FIXING OF RECORD DATE

     13.1  Record Date.  The Board may at any time by resolutions direct that
           -----------
the stock transfer books be closed for a period not to exceed fifty (50) days preceding the date of any annual or special meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or in connection with obtaining the consent of shareholders for any purpose. In lieu of providing for the closing of the stock transfer books as aforesaid, the Board may fix in advance a date, not exceeding fifty
(50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, as the case may be.


                                   ARTICLE XIV

                            REGISTERED SHAREHOLDERS

     14.1  Record Holder.  The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save expressly provided by the laws of the State of Florida.


                                   ARTICLE XV

                               LOST CERTIFICATES

     15.1  Lost Certificates.  Any person claiming a certificate of stock to
           -----------------
be lost or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board may require, and shall, if the Board require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board in an amount satisfactory for the value of the stock represented by said certificate but not less than 100% of the value of the stock before a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.


                                   ARTICLE XVI

                              INSPECTION OF BOOKS

     16.1  Inspection of Books.  The Board shall determine from time to time
           -------------------
whether, and if allowed, when and under what conditions and regulations the accounts and books of the Company (except such as may by statute be specifically open to inspection), or any of then, shall be open to the inspection of the shareholders and the shareholders' rights in this respect are and shall be restricted and limited accordingly.


                                   ARTICLE XVII

                                       CHECKS

    17.1  Commercial Investments.  All checks, drafts, acceptances, notes and
          ----------------------
other orders, demands, or instruments in respect to the payment of money, shall be signed or endorsed on behalf of the Company by either or a combination of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Controller, or the Treasurer or Assistant Treasurer, or by any other officer whom the Board may from time to time designate.


                                   ARTICLE XVIII

                                    FISCAL YEAR

     18.1  Fiscal Year.  The fiscal year of the Company shall begin January 1
           -----------
and end on December 31 next following,


                                   ARTICLE XIX

                                     DIVIDENDS

     19.1  Dividends.  Dividends upon the capital stock of the Company may be
           ---------
declared at the discretion of the Board, subject to the provisions of the Articles of Incorporation, at any regular or special meeting.


                                   ARTICLE XX

                                     NOTICES

     20.1  Notices.  Whenever notice is required to be given by the Articles
           -------
of Incorporation or by these By-Laws, it shall not be construed to mean personal notice, but such notice, except as otherwise provided by law or by these By-Laws, may be given by depositing the same in the post office, letter box or mail chute, in a postage sealed wrapper addressed to the shareholder, officer or director, as the case may be, at such address as appears on the books of the Company, or by facsimile or email to the last known facsimile number or email address for such officer or director.

     20.2  Waivers of Notice.  Whenever notice is required to be given by
           -----------------
law, by the Articles of Incorporation or by these By-Laws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time state therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a shareholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need to be specified in any written waiver or notice unless so required by the Articles of Incorporation or these By-Laws.


                                   ARTICLE XXI

                                   AMENDMENTS

     21.1  Amendments.  These By-Laws may be altered, amended or repealed or
           ----------
new By-Laws may be adopted by the Board or by the shareholders in the manner provided in this Article XXI at any meeting, but not by written consent, of the shareholders. In order for the Board to effect an alteration, amendment or repeal of these By-Laws or to adopt new By-Laws, written notice containing the proposed alteration, amendment or repeal, or new By-Laws must be provided to all the directors of the Company not less than ten days prior to the meeting of directors at which the proposal is to be considered unless the proposal is approved by at least 75 percent of all directors. In order for the shareholders to effect an alteration, amendment, or repeal of these By-Laws or to adopt new By-Laws, written notice containing the proposed alteration, amendment, repeal or new By-Laws has been provided to the Secretary and all the directors of the Company not more than seven days after the Company gives notice of the meeting of shareholders at which the proposal is to be considered.

     Any amendment or repeal of any provision or all provisions of this
Article XXI or the adoption of any provision inconsistent with any provision or all provisions of this Article XXI shall, in addition to any other vote or approval required by law or by these By-Laws or by the Articles of Incorporation, require the affirmative vote of (a) at least 75 percent of all the directors or (b) (i) at least 75 percent of the outstanding shares of each class of voting stock and (ii) at least a majority, not including shares owned by interested shareholders as defined in Section 607.090 of the Florida Business Corporation Act, of the outstanding shares of each class of voting stock.

     21.2  Emergency By-Laws.  Subject to repeal or change by action of the
           -----------------
shareholders, the Board may adopt emergency By-Laws in accordance with and pursuant to the provisions of the Florida Business Corporation Act.


                                   ARTICLE XXII

     22.1  Indemnification of Directors and Officers.  To the full extent
           -----------------------------------------
permitted by law, the Company shall indemnify any person made a party, or threatened to be made a party, to an action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought (whether by or in the right of the Company or otherwise) to impose a liability or penalty on such person for an act alleged to have been committed by such person by reason of the fact that he is or was a director or officer of the Company, or of any other corporation which he served as such at the request of the Company, against, judgments, fines, amounts paid in settlement and expenses, including attorney's fees, actually and reasonably incurred by him as a result of such action, suit or proceeding, or any appeal therein, if such director or officer acted in good faith in the reasonable belief that such action was in the best interests of the Company, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself create a presumption that any director or officer did not act in good faith in the reasonable belief that such action was in the best interest of the Company or that he had reasonable ground for belief that such action was unlawful. The foregoing rights of indemnification shall apply to the heirs, executors, and administrators of any such director or officer and shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law or by contract or otherwise. The Board may, at any time, approve indemnification of any other person that the Company has the power by law to indemnify.


                                   ARTICLE XXIII

     23.1  Interested Parties.  Any director, individually, or incorporated
           ------------------
or unincorporated firm with which any director may be associated, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Company, provided that the fact that he or such firm is so interested shall be disclosed of shall have been known to the Board. Any director of this Company who or whose firm is so interested may be counted in determining the existence of a quorum at any meeting of the Board of the Company which shall authorize any such contract or transaction, with like force and effect as if he or his firm were not so interested, but such director may not participate in the voting on such matter. Notwithstanding anything herein to the contrary, no contract or other transaction between this Company and any other corporation, unincorporated firm or individual, and no other contract or transaction of this Company, shall in any way be affected or invalidated by the fact that one or more of the directors and officers of this Company are parties to such contract or transaction or are pecuniarily or otherwise interested in any other corporation or unincorporated firm.


                                   ARTICLE XXIV

     24.1  Limited Exclusion from Control Share Acquisition of Florida
           -----------------------------------------------------------
Business Corporation Act 607.0902.  Notwithstanding anything in these By-Laws
--------------------------------
to the contrary, the Company hereby provides that Section 607.0902 of the Florida Business Corporation Act relating to control share acquisitions does not apply to any control share acquisitions of securities of the Company relating to any issuances or acquisitions of any securities of the Company pursuant to any savings, employee stock ownership, other employee benefit plan, any non-qualified stock option plan, any option, bonus, appreciation, profit sharing, retirement, incentive, thrift, savings, defined compensation, discount or similar options, rights or plans, or the issuance of any securities, shares or stock, directly or indirectly, through options or rights or other similar plans to existing management, officers, directors and similar parties duly elected by shareholders at a regular or special meeting and/or duly appointed and approved by such duly elected directors, not management, officers, directors and control parties who are engaged or have obtained such status either in a hostile tender offer or bid or proxy contest, and other than securities, options, warrants or rights issued to all security holders on a pro rata basis. The term "plan" as used in this
Article XXIV includes, but is not limited to, any plan, contract, authorization or arrangement, whether or not set forth in any formal documents, pursuant to which the following may be received: cash, stock, restricted stock, phantom stock, stock options, stock appreciation rights, stock options in tandem with stock appreciations rights, stock or other shares in tandem with stock options or any other stock appreciation rights, warrants, convertible securities, stock units, performance units and performance shares. A plan may be applicable to one person. Group, as considered in Section 607.0902 of the Florida Business Corporation Act shall not include directors and/or officers merely because such are participants in any plan as defined in this Article XXIV, but would require some further "acting in concert" other than administrating, participating in or otherwise voting for such plan.